Exhibit 10.35


                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT


         This Agreement between the undersigned individual (the "Employee") and Metasyn, Inc., a Delaware corporation (collectively with its subsidiaries, if any, the "Company"), is made in consideration of the Employee's employment or the continuance of the Employee's employment with the Company, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          1. Non-Competition; Non-Solicitation. The Employee agrees that while he is employed by the Company and for a period of one year after the termination or cessation of such employment (for any reason or for no reason), he will not directly or indirectly:

                  (a) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one per cent (1%) of the combined voting power of the outstanding stock of a publicly held company), engage in the business of developing, producing, marketing, or selling products or services competitive with those that were developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company; or

                  (b) recruit, solicit, or induce or attempt to recruit, solicit, or induce any of the Company's employees or consultants to terminate their employment or relationship with the Company; or

                  (c) solicit, divert, or take away or attempt to solicit, divert, or take away the business or patronage of any of the Company's actual or prospective clients, customers or accounts that were contacted, solicited or served by the Employee while the Employee was employed by the Company.

         2. Interpretation. The parties to this Agreement believe that the foregoing restrictions are necessary and reasonable for the protection of the business and goodwill of the Company. If any of those restrictions is found by any court of competent jurisdiction to be invalid or unenforceable because it extends over too long a period of time, too great a range of activities, or too broad a geographic area, it shall be deemed to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         3. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.




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         4. Waiver of Rights. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

         5. Equitable Remedies. The Employee hereby stipulates and agrees that any breach of this Agreement will cause the Company substantial and irrevocable damage. In the event of any such breach, in addition to such other remedies that may be available, the Company shall be entitled to specific performance and injunctive relief and to recover all costs and expenses including, without limitation, reasonable attorneys' fees and court costs.

         6. No Conflict. The Employee represents that the execution and performance by him of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.

         7. Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue his employment for any period of time.

         8. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Employee has executed and delivered this Agreement to the Company as of the date indicated below.



Dated: ___________________                 ______________________________
                                           (Signature of Employee)

                                               Print Name: __________________



                                           METASYN, INC.


Dated: ___________________                 By: __________________________

                                               Name: ________________________

                                               Title: _______________________


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